Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 14, 2025, relating to the consolidated financial statements of Top Ships Inc., appearing in the Annual Report on Form 20-F of Top Ships Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

September 12, 2025